UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2014

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

 (281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2014, Mr. Jason Kulsky resigned from his position as the Vice President, Business Development of Niska Gas Storage Partners LLC (the “Company”), effective immediately.  Concurrently with his resignation, Mr. Kulsky entered into a Release and Confidentiality Agreement with the Company (collectively, the “Settlement Agreement”). Pursuant to the Settlement Agreement, Mr. Kulsky will receive all accrued vacation pay, wages and benefits owed, less applicable statutory deductions, up to and including June 25, 2014.  In addition, Mr. Kulsky will receive CDN $411,347.70, less applicable statutory deductions, payable immediately.

The foregoing description is intended only as a summary of the provisions of the Settlement Agreement and is qualified in its entirety by reference to the full Settlement Agreement and the attached Release and Confidentiality Agreement, which are filed as Exhibit 10.1 to this Form 8-K and are hereby incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement and Release and Confidentiality Agreement, dated as of June 25, 2014, by and between Niska Gas Storage Partners LLC and Jason Kulsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: June 30, 2014	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Settlement Agreement and Release and Confidentiality Agreement, dated as of June 25, 2014, by and between Niska Gas Storage Partners LLC and Jason Kulsky.